EXHIBIT II
                                                                      ----------

                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT made this 27 day of June, 2003 by and among (i) Voxware, Inc., a Delaware corporation (the "Company"), (ii) certain holders of Common Stock or options or warrants to acquire Common Stock whose names are set forth under the heading "Holders" on Schedule I hereto and certain Persons who after the date hereof become a party to this Agreement pursuant to Section 20 below (the Persons described in this clause (ii) being referred to collectively as the "Holders" and singularly as a "Holder") and (iii) those Persons whose names are set forth under the heading "Investors" on Schedule I hereto and certain Persons who after the date hereof become a party to this Agreement pursuant to Section 20 below (the Persons described in this clause (iii) being referred to collectively as the "Investors" and singularly as an "Investor"). As used herein "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof. All defined terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                                   WITNESSETH:

         WHEREAS, the Holders currently own collectively 55,630 shares of the Common Stock, par value $.001 per share (the "Common Stock"), of the Company;

         WHEREAS, certain Holders currently hold warrants or options to purchase shares of the Common Stock;

         WHEREAS, Castle Creek currently holds approximately 2,087 shares of the Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"); and

         WHEREAS, certain Investors are acquiring simultaneously herewith an aggregate of up to 485,267,267 shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock") and warrants to purchase up to 28,000,000 shares of Common Stock and up to 93,333,333 shares of Series D Preferred Stock, pursuant to a certain Series D Convertible Preferred Stock Purchase Agreement dated as of April 16, 2003, by and among certain of the Investors and the Company (the "Purchase Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Holders and the Investors agree as follows:

         1. Prohibited Transfers. In addition to any lock-up agreement set forth in Section 15(f) of the Investor Rights Agreement, the Investors shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber ("Transfer"), all or any part of the Subject Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Subject Shares" shall mean and include all shares of the Common Stock and the preferred stock of the Company owned by the Investors, whether presently held or hereafter acquired. No Holder shall Transfer

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                         Stockholders Agreement - Page 2

any shares of Common Stock without the consent of a majority in interest of the Series D Preferred Stock then held by Investors, provided that each Holder shall be permitted to Transfer up to 100,000 shares per quarterly period (such number to be appropriately adjusted to reflect any stock split, stock dividend or the like affecting the Common Stock). The Company shall not transfer on its books any shares of its capital stock which are subject to this Agreement unless the provisions hereof have been complied with in full. Any purported Transfer of Stock (as defined in Section 5 below) without full compliance with the provisions of this Agreement shall be null and void.

         2. Right of First Refusal on Dispositions by the Investors. If at any time any Investor (the "Selling Investor") wishes to sell, assign, transfer or otherwise dispose of any or all Subject Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Subject Shares to the other Investors, with a copy to the Company, on terms and conditions, including price, not less favorable to the other Investors than those on which he proposes to sell such Subject Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Subject Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. Within twenty (20) days after receipt of the Offer, each non-selling Investor shall give notice to the Selling Investor of its intent to purchase all or any portion of the offered Subject Shares on the same terms and conditions as set forth in the Offer. Each non-selling Investor shall have the right to purchase that number of the offered Subject Shares as shall be equal to the aggregate offered Subject Shares multiplied by a fraction, the numerator of which is the number of shares of Stock of the Company then owned by such Investor (including any shares of Stock deemed to be beneficially owned by such Investor pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3")) and the denominator of which is the aggregate number of shares of said Stock then issued and outstanding and held by (and deemed to be beneficially owned pursuant to Rule 13d-3 by) all the Investors (other than the Selling Investor). The amount of Subject Shares each non-selling Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Investor's "Pro Rata Fraction." Each non-selling Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event a non-selling Investor does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any non-selling Investors who so elect shall have the right to purchase, on a PRO RATA basis with any other non-selling Investors who so elect, any Pro Rata Fraction not purchased by a non-selling Investor or Qualified Transferee. Each non-selling Investor shall have the right to accept the Offer as to all or part of the Subject Shares offered thereby. In the event that a non-selling Investor shall elect to purchase all or part of the Subject Shares covered by the Offer, said Investor shall individually communicate in writing such election to purchase to the Selling Investor, which communication shall be delivered by hand or mailed to such Selling Investor at the address set forth in Section 7 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Subject Shares covered thereby.

         In the event that the non-selling Investors do not purchase all of the Subject Shares offered by the Selling Investor pursuant to and within forty (40) days after the Offer, each such

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                         Stockholders Agreement - Page 3

agreement to purchase the Subject Shares shall be deemed null and void, and such Subject Shares may be sold by such Selling Investor at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Subject Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

         For purposes of this Section 2, a "Qualified Transferee" of an Investor shall mean any Person (i) who is an Investor, (ii) who is an "affiliated person" of an Investor, as that term is defined in the Investment Company Act of 1940, or (iii) who is a partner of an Investor.

         3. Right of Participation in Sales by Investors. If at any time any Selling Investor wishes to sell, assign, transfer, or otherwise dispose of any Subject Shares owned by him to any Person (the "Purchaser") in a transaction which is subject to the provisions of Section 2 hereof and subject to the exercise of rights under such Section 2, each other Investor shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from said Investor at the same price per Subject Share and on the same terms and conditions as involved in such sale or disposition by the Selling Investor the same percentage of shares of Stock owned (and deemed to be beneficially owned under Rule 13d-3) by such Investor as such sale or disposition represents with respect to said shares of Stock then owned by the Selling Investor. Each Investor wishing so to participate in any such sale or disposition shall notify the Selling Investor, with a copy to the Company, of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within twenty (20) days after receipt thereof. In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to the Selling Investor, which communication shall be delivered by hand or mailed to such Selling Investor at the address set forth in Section 7 below. The Selling Investor and/or each other participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; PROVIDED, HOWEVER, that any purchase of less than all of such Stock by the Purchaser shall be made from the Selling Investor and/or each other participating Investor based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the Selling Investor or such other participating Investor (including any shares of Stock deemed to be owned under Rule 13d-3) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held pursuant to Rule 13d-3 by) the Selling Investor and all of the other participating Investors. The Selling Investor or other Investor shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of the other participating Investors in the contemplated sale, and shall not sell any Stock to such Purchaser if such Purchaser declines to permit the other participating Investors to participate pursuant to the terms of this Section 3. The provisions of this
Section 3 shall not apply to the sale of any Subject Shares by a Selling Investor to another Investor pursuant to an Offer under Section 2.

         4. Permitted Transfers.

         (i) Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Subject Shares by an Investor by gift or bequest or

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                         Stockholders Agreement - Page 4

through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members; (b) any transfer of Subject Shares by an Investor to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Investor, as trustee, shall retain sole and exclusive control over the voting and disposition of said Subject Shares until the termination of this Agreement; (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; or
(d) any sale of Common Stock that complies with the "manner of sale" provisions in the first sentence of Rule 144(f) promulgated under the Securities Exchange Act of 1934.

         (ii) In the event of any such transfer, other than pursuant to subsections (i)(c) or (i)(d) of this Section 4, the transferee of the Subject Shares shall hold the Subject Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an Instrument of Accession in the form of Schedule III agreeing to be bound by the provisions of this Agreement.

         5. Election of Directors.

         Subject to applicable regulations and except as expressly set forth in this Section 5, each of the parties hereto agrees to (i) vote all of the Stock (as hereinafter defined) now owned or hereafter acquired by such party or in which such party has a direct or indirect interest (whether of record or beneficial) or which such party directly or indirectly controls and (ii) attend, in person or by proxy, all meetings of stockholders of the Company called for the purpose of electing directors, and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company of four (4) persons who shall represent the holders of the Series D Preferred Stock, three
(3) of which persons (the "Edison Directors") shall be nominated by Edison Venture Fund V, L.P. or one of its affiliated entities ("Edison") and who shall initially be Joseph A. Allegra, Mike Janis and Ross T. Martinson or such other individuals as nominated by Edison, and one (1) of which persons (the "Cross Atlantic Director") shall be nominated by Cross Atlantic Technology Fund, L.P. or one of its affiliated entities ("Cross Atlantic") and who shall initially be Glenn Rieger or such other individual as nominated by Cross Atlantic.

         Subject to applicable regulations, each of the parties further covenants and agrees to vote all shares of Stock now owned or hereafter acquired by such party or in which such party has a direct or indirect interest (whether of record or beneficial) or which such party directly or indirectly controls so that the Company's Board of Directors shall consist of no more than seven (7) members. For the purposes of this Agreement, "Stock" shall mean and include all shares of the Company's preferred stock, all shares of Common Stock, and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

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                         Stockholders Agreement - Page 5

         Each of the parties hereto agrees that the obligations of the parties pursuant to the first paragraph above of this Section 5 are subject to the express limitations set forth in this third paragraph of Section 5. Upon Edison and Cross Atlantic holding, in the aggregate, less than 40% of the Series D Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Preferred Stock shall be reduced to three (3) and Edison will lose the right to nominate one of the Edison Directors. Then, upon Edison and Cross Atlantic holding, in the aggregate, less than 30% of the Series D Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Preferred Stock shall be reduced to two (2) and Edison will lose the right to nominate an additional Edison Director. Next, upon Edison and Cross Atlantic holding, in the aggregate, less than 20% of the Series D Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Preferred Stock shall be reduced to one
(1) and Cross Atlantic will lose the right to nominate the Cross Atlantic Director. Finally, upon Edison and Cross Atlantic holding, in the aggregate, less than 10% of the Series D Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Preferred Stock shall be reduced to zero (0) and Edison will lose the right to nominate its remaining Edison Director. Notwithstanding the foregoing, the Company hereby covenants and agrees that for so long as Edison or Cross Atlantic, respectively, holds 1,000,000 shares of the capital stock of the Company (such number to be appropriately adjusted to reflect any stock split, stock dividend or the like affecting the Common Stock), its representatives shall receive notice of and shall be entitled to attend, as nonvoting observers, all meetings of the Board of Directors or any committees thereof.

         The parties acknowledge and agree that, notwithstanding any of the percentages noted in the paragraph immediately above, in the event that Edison or Cross Atlantic, respectively, no longer holds any shares of the Series D Preferred Stock, such party shall no longer be entitled to nominate any members of the Board of Directors and the other party, to the extent permitted based on the percentages noted in the paragraph immediately above, shall have the right to nominate any remaining board positions provided for under this Section 5. Moreover, the parties acknowledge and agree that in determining the percentages and the number of shares of Series D Preferred Stock set forth in this Section 5 that (i) any shares of the Common Stock issued upon the conversion of the Series D Preferred Stock and (ii) any shares transferred by Edison or Cross Atlantic to any Person (a) who is an "affiliated person" of Edison or Cross Atlantic, as that term is defined in the Investment Company Act of 1940, or (b) who is a partner of Edison or Cross Atlantic, shall be included in such determinations.

         In the absence of any designation from the Persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

         No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the Persons or groups so designating directors as

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                         Stockholders Agreement - Page 6

specified above so vote, and, if such Persons or groups so vote then the non-designating party or parties shall likewise so vote.

         Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person nominated or designated by the holders of Series D Preferred Stock shall be filled by another person so nominated or designated by the holders of a majority in interest of the Series D Preferred Stock.

         6. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the sale of the Company, whether by merger, sale, or transfer of more than eighty percent (80%) of its capital stock, or sale of substantially all of its assets; PROVIDED, HOWEVER, that each of the parties hereto expressly acknowledges and agrees that the provisions of Section 22 hereof shall survive any such termination and shall only terminate upon the earliest to occur of (a) redemption, repurchase or cancellation of all the shares of Series B Preferred Stock, (b) the conversion of all shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, and (c) such other exchange of the Series B Preferred Stock with the Company pursuant to which no shares of the Series B Preferred Stock shall remain issued and outstanding.

         7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to each Holder at his respective address set forth on the signature pages hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, and if to the Investors, at their respective addresses set forth on the signature pages hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 7.

         8. Lock-up Agreement. Each of the Holders and the Investors hereby agrees in connection with an underwritten public offering of the Company's securities by the Company, upon the request of the principal underwriter managing such public offering of the Company, not to sell publicly any Stock now owned or hereafter acquired by him and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the consummation of such public offering as the underwriter may specify, in all events subject to the provisions of Section 15(g) of a certain Investor Rights Agreement dated as of the date hereof.

         9. Failure to Deliver Shares. If a Selling Investor becomes obligated to sell any Subject Shares owned by, or held for the benefit of, such Selling Investor to another Investor or a Qualified Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, such other Investor may, at its option, in addition to all other remedies it may have, send to the Company for the benefit of such Selling Investor the purchase price for such Subject Shares as is herein specified. Thereupon, the Company or its transfer agent upon written notice to said Selling Investor, (a) shall cancel on its books the certificate(s) representing

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                         Stockholders Agreement - Page 7

the Subject Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Investor, a new certificate(s) representing such Subject Shares, and thereupon all of said Selling Investor's rights in and to such shares shall terminate. If a Selling Investor transfers any shares to a Purchaser in violation of this Agreement, the Company or its transfer agent may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Selling Investor, and any such breaching Selling Investor agrees to purchase from the Purchasers and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

         10. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         11. Legend. The certificates representing the shares of Stock held by the parties hereto shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

         12. Entire Agreement. This Agreement and the Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

         13. Waivers and Further Agreements. Any of the provisions of this Agreement may be waived by an instrument in writing executed and delivered by the parties hereto holding at least a majority in interest of the Common Stock (including shares of Common Stock into which any shares of preferred stock are convertible) then held or deemed to be held by all parties hereto. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more parties hereto any rights more favorable than any rights granted to all other parties hereto or otherwise treats any one or more parties hereto differently than all other parties hereto, unless such waiver is approved by all of the parties hereto that are adversely or differently affected by such waiver.

         14. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) the Company, (ii) Investors holding at least a majority in interest of the shares of Common Stock issued or issuable to the Investors (including shares of Common Stock into which any shares of preferred stock are convertible) and (iii) Holders holding a majority of the shares of Common Stock subject to this Agreement; provided, however, that the provisions of Sections 1, 2, and 3 may be

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                         Stockholders Agreement - Page 8

amended without the consent or approval of the Holders to the extent such amendments do not directly affect the shares of the capital stock of the Company held by such Holders.

         15. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

         16. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         19. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the State of New Jersey, without regard to its principles of conflicts of laws.

         20. Additional Parties. Any purchaser of Series D Preferred Stock pursuant to the Purchase Agreement shall become a party to this Agreement by executing and delivering to the Company a counterpart to this Agreement. Upon such execution and delivery, such purchaser shall be deemed to be an "Investor" hereunder with all of the rights and obligations thereof. The Company shall use best efforts to cause (i) each Person or "group" of Persons (as such term is defined in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of
1934) who shall, after the date hereof, acquire or receive the right to acquire in one or more transactions, 250,000 or more shares of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or the like affecting the Common Stock), to become a party to this Agreement as a Holder by executing an Instrument of Accession in the form of Schedule II hereto, in which event such Person shall become bound by and shall enjoy the benefits conferred on Holders hereby and (ii) each Person who shall, after the date hereof, acquire or receive the right to acquire any shares of the preferred stock of the Company, to become a party to this Agreement as an Investor by executing an instrument of accession in the form of Schedule III hereto, in which event such Person shall become bound by and shall enjoy the benefits conferred upon Investors hereby. No Holder or Investor shall transfer Stock to any other Person unless (i) the transferee of the Stock shall execute and deliver an appropriate Instrument of Accession agreeing to be bound by the provisions of this Agreement or (ii) such Transfer is a permitted transfer pursuant to subsections (i)(c) or
(i)(d) of Section 4. No Holder or Investor shall Transfer all or any part of the Stock owned by such Holder or Investor except in compliance with the terms of this Section 20.

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                         Stockholders Agreement - Page 9

         21. Transfers to Competitors. During the term of this Agreement, each of the Investors and Holders agrees that it shall not knowingly Transfer any interest it may now or hereafter hold in the capital stock of the Company to any "Competitor of the Company" (as defined below) without the written consent of a majority of the disinterested members of the Board of Directors. The parties hereby acknowledge that a director shall not be deemed to be "interested" for the purposes of any determination made pursuant to this Section 21 by the mere fact that he or she is affiliated with an entity that holds shares of the same or a different class or series of the capital stock of the Company as those proposed to be Transferred. For the purposes of this Section 21, "Competitor of the Company" shall mean any Person listed on Schedule IV hereto immediately prior to the time that the Board of Directors is notified of the proposed Transfer. The parties hereto acknowledge and agree that Schedule IV may be amended from time to time by the written consent of a majority of the Board of Directors, such majority to include at least one of the directors nominated by the holders of the Series D Preferred Stock; provided, however, that any director that is deemed to be then "interested" in the substance of such amendment to Schedule IV shall not be included in the determination of such majority. Moreover, the parties hereto acknowledge and agree that the restrictions set forth in this Section 21 shall not apply in connection with any "Sale of the Company" (as defined below) that is approved by a majority of the Board of Directors, such majority to include at least one of the directors nominated by the holders of the Series D Preferred Stock. For the purposes of this Section 21, a "Sale of the Company" shall mean any (i) consolidation or merger of the Company into or with any other Person or Persons which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such Person or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the Company is the surviving corporation and the holders of the Company's voting stock outstanding immediately prior to the transaction hold a majority of the voting stock of the Company outstanding immediately following the transaction), (ii) sale or transfer by the Company of a substantial portion of its assets, or (iii) sale of a majority of the outstanding capital stock in a single transaction or a series of related transactions (such that after giving effect to such sale or series of sales less than a majority of outstanding voting power of the Company would be held by stockholders of the Company immediately prior to such event or the first of such series of events); PROVIDED, HOWEVER, that for the purposes of item (iii) above, in no event shall a Transfer of shares of Series D Preferred Stock (or the Common Stock issuable upon conversion thereof) that is not in connection with corporate reorganization or sale of the Company approved by the Board of Directors be deemed to a Sale of the Company within the meaning of the provisions of this Section 21 unless a majority of the Board of Directors, including at least one (1) director that was not elected solely by the holders of Series D Preferred Stock pursuant to paragraph B.1C of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation, shall determine in good faith that such Transfer should, based on the facts and circumstances, be deemed a Sale of the Company.

         22. Agreement as to Voting of Series B Preferred Stock. Each of the parties hereto acknowledges and agrees that the holders of Series B Preferred Stock shall have no voting rights or power except as required by law and that any such voting rights or power required by law, to

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                        Stockholders Agreement - Page 10

the extent that they exist, shall be referred to herein as "Series B Voting Rights". With respect to such Series B Voting Rights and any other voting rights that may in any way exist now or in the future with respect to the Series B Preferred Stock, each party hereto that is or may become a holder of Series B Preferred Stock irrevocably covenants and agrees, in perpetuity, to vote all shares of Series B Preferred Stock now owned or hereafter acquired by such party or in which such party has a direct or indirect interest (whether of record or beneficial) or which such party directly or indirectly controls in the same manner as a majority in interest of the Series D Preferred Stock shall vote with respect to such matter or matters; PROVIDED MOREOVER, that to the extent the Series D Preferred Stock does not expressly vote on any matter with respect to which the Series B Preferred Stock has Series B Voting Rights or any other voting rights that may in any way exist now or in the future, then each holder of Series B Preferred Stock irrevocably covenants and agrees, in perpetuity, to vote all of its shares of Series B Preferred Stock as directed in writing by the holders of a majority in interest of the Series D Preferred Stock. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Section 22. No holder of Series B Preferred Stock shall transfer any of its shares of Series B Preferred Stock (or any voting or other rights with respect thereto) to any other Person unless the transferee of such shares (or the recipient of such rights) shall execute and deliver an appropriate Instrument of Accession agreeing to be bound by the provisions of this Agreement, including without limitation this Section 22.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     Stockholders Agreement - Signature Page

         IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as a sealed instrument as of the day and year first above written.


THE COMPANY:                         INVESTORS:

VOXWARE, INC.                        EDISON VENTURE FUND V, L.P.

By: ___________________________      By:  EDISON PARTNERS V, L.P.,
    Name: _____________________           its General Partner
    Title: ____________________

                                     By: ______________________________
Lawrenceville Office Park                Name: ________________________
PO Box 5363                              Title: _______________________
Princeton, NJ 08543-5363
Telephone: 609-514-4100              1009 Lenox Drive #4
Fax: 609-514-4101                    Lawrenceville, New Jersey  08648
                                     Telephone: (609) 896-1900
                                     Fax: (609) 896-0066

HOLDERS:
                                     CROSS ATLANTIC TECHNOLOGY FUND II, L.P.

                                     By: CROSS ATLANTIC CAPITAL PARTNERS, INC.,
                                            its General Partner
____________________________
BATHSHEBA J. MALSHEEN, PH.D.         By: ______________________________
                                         Name: ________________________
Address: ______________________          Title: _______________________
Address: ______________________
Telephone: ____________________      Five Radnor Corporate Center, Suite 555
Fax: __________________________      100 Matsonford Road
                                     Radnor, PA  19087
                                     Telephone: (610) 995-2650
                                     Fax: (610) 971-2062

____________________________
ELI PORAT
                                     __________________________________
Address: ______________________      MUKESH AGARWAL
Address: ______________________
Telephone: ____________________      Address: _________________________
Fax: __________________________      Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


RIDGECREST CAPITAL PARTNERS

By: ___________________________      __________________________________
    Name: _____________________      YILDIRAY ALBAYRAK
    Title: ____________________
                                     Address: _________________________
Address: ______________________      Address: _________________________
Address: ______________________      Telephone: _______________________
Telephone: ____________________      Fax: _____________________________
Fax: __________________________


                                     BURNBRAE LTD.

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     DIATHERMI INVESTMENT LTD.

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                                     __________________________________
                                     MICHAEL ETTINGER

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     __________________________________
                                     MARK WENTWORTH FOSTER-BROWN

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     WILLIAM H. B. HAMILL

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     J T HOAGLAND LLC

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     JUERGEN C. H. LEMMERMANN

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     __________________________________
                                     DAVID B. LEVI

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     SHERRI L. MEADE

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     NICHOLAS NARLIS

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     PICTET PRIVATE EQUITY INVESTORS SA

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     __________________________________
                                     ELLIOT S. SCHWARTZ

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     SCORPION NOMINEES LIMITED

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     DONALD H. SIEGEL

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     RAYMOND E. TROPIANO

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     CASTLE CREEK TECHNOLOGY PARTNERS LLC (with respect to all provisions of this Stockholders Agreement OTHER than Section 5 hereof as to which provision such party is expressly not bound)

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     KENNETH M FINKEL

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     __________________________________
                                     SCOTT D.TURBAN

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     CREAFUND NV

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     AVVISION BVBA

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     BVBA COM2WIZARDS

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________



                                     __________________________________
                                     WIM DENEWETH

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________


                                     EURL VAL D'AUSO

                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                     Stockholders Agreement - Signature Page


                                     __________________________________
                                     HUGH BERNARD EDWARD VAN CUTSEM

                                     Address: _________________________
                                     Address: _________________________
                                     Telephone: _______________________
                                     Fax: _____________________________

                                                                      SCHEDULE I
                                                                      ----------

                                  VOXWARE, INC.

                        SCHEDULE OF HOLDERS AND INVESTORS
                        ---------------------------------


Names                                              No. of Shares
-----                                              -------------

     HOLDERS
     -------
Eli Porat                                46,630 shares of Common Stock
Bathsheba J. Malsheen, Ph.D.             9,000 shares of Common Stock
Ridgecrest Capital Partners              Warrants to Purchase 9,333,333 shares of Common Stock

     INVESTORS
     ---------

Edison Venture Fund V, L.P.              250,000,000 shares of Series D Preferred Stock
Cross Atlantic Technology Fund, L.P.     83,333,334 shares of Series D Preferred Stock
Agarwal, Mukesh                          2,246,810 shares of Series D Preferred Stock
Albayrak, Yildiray                       690,072 shares of Series D Preferred Stock
Burnbrae Ltd.                            2,587,769 shares of Series D Preferred Stock
Diathermi Investment Ltd.                862,590 shares of Series D Preferred Stock
Ettinger, Michael                        392,110 shares of Series D Preferred Stock
Foster-Brown, Mark Wentworth             8,650,358 shares of Series D Preferred Stock
Hamill, William H. B.                    2,791,846 shares of Series D Preferred Stock
J T Hoagland LLC                         5,650,358 shares of Series D Preferred Stock
Lemmermann, Juergen C. H.                305,851 shares of Series D Preferred Stock
Levi, David B.                           11,234,050 shares of Series D Preferred Stock
Meade, Sherri L.                         345,036 shares of Series D Preferred Stock
Narlis, Nicholas                         305,851 shares of Series D Preferred Stock
Pictet Private Equity Investors SA       8,442,204 shares of Series D Preferred Stock
Schwartz, Elliot S.                      392,110 shares of Series D Preferred Stock
Scorpion Nominees Limited                39,285,842 shares of Series D Preferred Stock
Siegel, Donald H.                        545,036 shares of Series D Preferred Stock
Tropiano, Raymond E.                     1,395,923 shares of Series D Preferred Stock
van Cutsem, Hugh Bernard Edward          6,666,667 shares of Series D Preferred Stock
Castle Creek Technology Partners LLC     6,038,127 shares of Series D Preferred Stock
Finkel, Kenneth M                        345,036 shares of Series D Preferred Stock
Turban, Scott D.                         2,760,287 shares of Series D Preferred Stock
Creafund NV                              31,097,982 shares of Series D Preferred Stock
Avvision BVBA                            16,241,553 shares of Series D Preferred Stock
BVBA Com2Wizards                         498,837 shares of Series D Preferred Stock
Deneweth, Wim                            332,558 shares of Series D Preferred Stock
Eurl Val D'Auso                          1,829,070 shares of Series D Preferred Stock

                                                                     SCHEDULE II
                                                                     -----------

                                  VOXWARE, INC.

                             INSTRUMENT OF ACCESSION
                             -----------------------

         The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the ___________ stock, par value $ ____ per share, of Voxware, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder under that certain Stockholders Agreement dated as of June 27, 2003 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

         IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.


                                     Signature:

                                     __________________________________
                                     (Print Name) _____________________

                                     Address:
                                     __________________________________
                                     __________________________________

                                     Date: ____________________________


                                     Accepted:


                                     VOXWARE, INC.


                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                     Date: ____________________________

                                                                    SCHEDULE III
                                                                    ------------


                                  VOXWARE, INC.

                             INSTRUMENT OF ACCESSION
                             -----------------------

         The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the ___________ stock, par value $ _____ per share, of Voxware, Inc., a Delaware corporation (the "Company"), hereby agrees to become an Investor under that certain Stockholders Agreement dated as of June 27, 2003 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

         IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.


                                     Signature:


                                     __________________________________
                                     (Print Name) _____________________

                                     Address:
                                     __________________________________
                                     __________________________________

                                     Date: ____________________________


                                     Accepted:


                                     VOXWARE, INC.


                                     By: ______________________________
                                         Name: ________________________
                                         Title: _______________________


                                     Date: ____________________________

                                                                     SCHEDULE IV
                                                                     -----------

                           COMPETITORS OF THE COMPANY
                           --------------------------



                  U.S.
                  ----

                  Vocollect
                  701 Rodi Road #200
                  Pittsburgh, PA 15235

                  Lucas Systems, Inc.
                  101 Wexford Bayne Road #220
                  Wexford, PA 15090


                  EUROPE
                  ------

                  Vocognition BV
                  Stadhouderskade 2
                  1054 ES Amsterdam, The Netherlands

                  Voiteq Ltd.
                  Keystone House
                  Avroe Crescent, Avroe Court
                  Squires Gate Business Park
                  Blackpool, Lancs FY4 2DP, UK

                  Xetes
                  Da Vinci Science Park
                  3 Straatburgstraat
                  1130 Brussel, Belgium